EXHIBIT 23.1





                        CONSENT OF INDEPENDENT AUDITORS



As an Independent Certified Public Accountant, I consent to the incorporation, in this Registration Statement on Form SB-2/A, of my report, dated March 28, 2003 covering the financial statements of ITEC ENVIRONMENTAL GROUP, INC., for the fiscal year ending December 31, 2002 and of my report, dated November 26, 2003 covering the financial statements of BEECHPORT CAPITAL CORP., for the fiscal year ending December 31, 2001 and my report for the nine months ending September 30, 2003 in the Registration Statement on Form SB-2/A, Amendment
No. 4.


Sincerely,

/s/ Henry Schiffer
------------------
Henry Schiffer
CPA
AAC
Beverly Hills, California
November 26, 2003